                                                                    EXHIBIT 99.1


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ________________, 1999)



                               F.N.B. CORPORATION

                                  $125,000,000
                           SUBORDINATED TERM NOTES DUE
             3, 6, 9, 12, 18, 24, 30, 36, 48, 60, 84 AND 120 MONTHS
                                       AND
                            SUBORDINATED DAILY NOTES



         The following interest rates are applicable to Subordinated Term Notes
and Subordinated Daily Notes offered and sold during the period          ,
through          ,   .

                                                   ANNUAL INTEREST RATE
                                                   --------------------

          Subordinated Daily Notes:                            %

          Subordinated Term Notes:
          3 Month                                              %
          6 Month                                              %
          9 Month                                              %
          12 Month                                             %
          18 Month                                             %
          24 Month                                             %
          30 Month                                             %
          36 Month                                             %
          48 Month                                             %
          60 Month                                             %
          84 Month                                             %
          120 Month                                            %

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